     As filed with the Securities and Exchange Commission on April 29, 2002

                                                  Registration No. 333-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        LIBERTY NATIONAL BANCSHARES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Georgia                                      58-2292563
---------------------------------              -------------------------------
  (State or other jurisdiction                 (I.R.S. Employer Identification
of incorporation or organization)                         Number)

                1000 Georgia Highway 138, Conyers, Georgia 30013
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                   NON-MANAGEMENT DIRECTORS' STOCK OPTION PLAN
                   -------------------------------------------
                            (Full Title of the Plan)

                                William L. Daniel
                      President and Chief Executive Officer
                            1000 Georgia Highway 138
                             Conyers, Georgia 30013
                                 (770) 785-7880
                                 --------------
                   (Name, address, telephone number, including
                        area code, of agent for service)
                             ----------------------
                              Copies Requested to:
                              David W. Ghegan, Esq.
                         Smith, Gambrell & Russell, LLP
                           1230 Peachtree Street, N.E.
                            Suite 3100, Promenade II
                           Atlanta, Georgia 30309-3592
                                 (404) 815-3782
                             ----------------------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                  Proposed Maximum       Proposed Maximum
 Title of Securities          Amount to be       Offering Price Per     Aggregate Offering          Amount of
   to be Registered            Registered             Share(1)                Price(1)           Registration Fee
-----------------------------------------------------------------------------------------------------------------
Options and Shares of
  $1.00 par value               100,000
   Common Stock                 Shares                 $11.21                $1,121,000               $103.13
=================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) based upon the book value of the Common Stock on March 31, 2002.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Documents by Reference.
------     ---------------------------------------

           The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by Liberty National Bancshares, Inc. (formerly Rockdale National Bancshares, Inc.) (the "Company") pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents:

           1. The Company's Annual Report on Form 10-KSB for the year ended December 31, 2001, as filed with the Securities and Exchange Commission (the "Commission");
           2. The Company's Registration Statement on Form 8-A, as filed with the Commission on April 28, 1998, to register the Company's $1.00 par value Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended, which Registration Statement contains a description of the Common Stock.


Item 4.    Description of Securities.
------     -------------------------

           No response is required to this item.


Item 5.    Interests of Named Experts and Counsel.
------     --------------------------------------

           No response is required to this item.


Item 6.    Indemnification of Directors and Officers.
------     -----------------------------------------

           As provided under Georgia law, the Company's Amended and Restated Articles of Incorporation provide that a director shall not be personally liable to the Company or its shareholders for monetary damages for breach of duty of care or other duty as a director, except that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of the Company, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law,
(c) for unlawful corporate distributions, or (d) for any transaction from which the director received an improper personal benefit.

           Article VI of the Company's Bylaws provides that the Company shall indemnify a director to the extent that he has been successful in the defense of any proceeding to which he was a party because he is or was a director of the Company, against reasonable expenses incurred by him in connection with such defense.

           The Company's Bylaws also provide that the Company may indemnify any director or officer made a party to a proceeding because he is or was a director or officer against liability incurred in the proceeding if he acted in a manner he believed in good faith or to be in or not opposed to the best interests of the Company and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Determination concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors, (b) a majority of a committee of disinterested directors, (c) independent legal counsel, or (d) an affirmative vote of a majority of shares held by disinterested shareholders. No indemnification may be made to or on behalf of a director or officer (i) in connection with a proceeding by or in the right of the Company, except for reasonable expenses incurred in connection with the proceeding, if it is determined that the director has met the relevant standard of conduct as described in the first sentence of this paragraph or (ii) in connection with any other proceeding in which such person was adjudged liable on the basis that personal benefit was improperly received by him.

           The Company may, if authorized by its shareholders by a majority of votes which would be entitled to be cast in a vote to amend the Company's Articles of Incorporation, indemnify or obligate itself to indemnify a director or officer made a party to a proceeding, including a proceeding brought by or in the right of the Company.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7.    Exemption From Registration Claimed.
------     -----------------------------------

           No response is required to this item.

Item 8.    Exhibits.
------     --------

           The following exhibits are filed with or incorporated by reference into this Registration Statement:

      Exhibit Number                Description of Exhibit
      --------------     ------------------------------------------------

              5.1        Opinion of Smith, Gambrell & Russell, LLP.

             10.1        Registrant's Non-Management Directors' Stock
                         Option Plan.

             23.1        Consent of Porter Keadle Moore, LLP.

             23.2        Consent of BDO Seidman LLP

             23.3 Consent of Smith, Gambrell & Russell, LLP (contained in their opinion filed as Exhibit 5.1).

             24.1 Powers of Attorney (contained on the signature page to this Registration Statement).

Item 9.    Undertakings.
------     ------------

     (a)   The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Conyers, State of Georgia, on this 29th day of April, 2002.

                                           Liberty National Bancshares, Inc.


                                      By:  /s/  William L. Daniel
                                           -------------------------------------
                                           William L. Daniel
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William L. Daniel his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures                     Title                              Date
----------                     -----                              ----

/s/  Michael P. Jones          Chairman and Director              April 23, 2002
---------------------------
Michael P. Jones


/s/  William L. Daniel         President and Chief Executive      April 23, 2002
---------------------------      Officer (Principal Executive
William L. Daniel                Officer) and Director

                                                                  April 23, 2002
/s/  Jesse R. Cheatham, Jr.    Chief Financial Officer
---------------------------      (Principal Financial and
Jesse R. Cheatham, Jr.           Accounting Officer)




Signatures                             Title                     Date
----------                             -----                     ----

/s/  C. Dean Alford                    Director                  April 23, 2002
----------------------------------
C. Dean Alford


/s/  Troy A. Athon                     Director                  April 23, 2002
----------------------------------
Troy A. Athon


/s/  Johnny L. Capes                   Director                  April 23, 2002
----------------------------------
Johnny L. Capes


/s/  Hazel E. Durden                   Director                  April 23, 2002
----------------------------------
Hazel E. Durden


/s/  John A. Fountain, M.D.            Director                  April 23, 2002
----------------------------------
John A. Fountain, M.D.


/s/  Julia W. Morgan                   Director                  April 23, 2002
----------------------------------
Julia W. Morgan


/s/  R. Flynn Nance, D.V.M.            Director                  April 23, 2002
----------------------------------
R. Flynn Nance, D.V.M.


/s/  Michael R. Potts                  Director                  April 23, 2002
----------------------------------
Michael R. Potts


/s/  Arthur Torsiglieri, Jr., M.D.     Director                  April 23, 2002
----------------------------------
Arthur Torsiglieri, Jr., M.D.


/s/  William R. Walker II              Director                  April 23, 2002
----------------------------------
William R. Walker II

                                  Exhibit Index
                                  -------------

       Exhibit
       Number                 Description of Exhibit
       -------                ----------------------

           5.1           Opinion of Smith, Gambrell & Russell, LLP.

          10.1           Non-Management Directors' Stock Option Plan.

          23.1           Consent of Porter Keadle Moore, LLP

          23.2           Consent of BDO Seidman LLP